                                           Exhibit 10(a) to the quarterly report
                                           on Form 10-Q of W.W. Grainger, Inc.
                                           for the quarter ended March 31, 2001

                           SUMMARY DESCRIPTION OF THE
                    2001 COMPANY MANAGEMENT INCENTIVE PROGRAM

I.        Introduction
          ------------

          The 2001 Company Management Incentive Program (MIP) is designed to focus on the underlying factors that drive improvements in economic earnings and stock price: return on invested capital and sales growth.

II.       Objectives
          ----------

          The MIP is designed to:

          o  Encourage decision-making focused on producing a constantly improving rate of return on invested capital and on growing the business rapidly, thus leading to improvements in Company
             economic earnings and stock price.
          o  Influence participants to make decisions consistent with shareholders' interests.
          o  Align management with Company objectives.
          o  Attract and retain the talent required to achieve the Company's objectives.

III.      Eligibility
          -----------

          Positions that participate in this program are those that have significant impact on the Company. Eligibility for participation in this program is based on the determination of management. Criteria for inclusion are market practice, impact of the role on overall Company results, and internal practice. Participation in this program is subject to the Terms and Conditions.

IV.       Performance Measures
          --------------------
          Economic earnings and share price will improve most dramatically if the Company can achieve two goals simultaneously:

               1.   produce a constantly improving rate of return on invested
                    capital and

               2.   grow the business rapidly

          The MIP will be based on two measures: return on invested capital
          (ROIC) and sales growth.

          ROIC is defined as follows:

                      ROIC =  Operating Earnings
                              -------------------
                              Net Working Assets

          ROIC will account for 60% of a participant's total target incentive.

          Sales growth is defined as follows:

                Sales growth  =       Total Company 2001 Sales
                                     --------------------------     -   1
                                      Total Company 2000 Sales

          Sales growth will account for 40% of a participant's total target incentive.

V.        Target Award Opportunity
          ------------------------
          Target awards are established for each position based on the competitive market practice and internal considerations and are stated
          as a percentage of the employee's base salary.

VI.       Determination Of Payment Amounts
          --------------------------------
          The following process is used to determine the payment amount for each participant.

          Step 1: Determine the performance results for each Company measure and the resultant performance to goal.

          Step 2: Compute the appropriate percentage of target award earned for each measure. Determine the Total Percentage Payout using the following formula:

          Total % Payout = (Return on Invested Capital % of Target Earned X 60%)
                             +  (Sales Growth % of Target Earned X 40%)

          Step 3: Calculate each participant's incentive amount earned as follows:

          Incentive Amount Earned  =
                     (Annualized Base Salary (as of 12/31) X Target Award %) X
                     Total % Payout

          Those employees who are eligible to participate for only part of the year will have their incentive amount adjusted accordingly, based on the eligibility provisions of the Terms and Conditions.

          Step 4: The Compensation Committee of Management and the Compensation
          Committee of the Board must approve final incentive amounts.

          Step 5: Once approved, final incentive amounts are forwarded to the
          Employee Systems Manager for payment.